CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of GTC Telecom Corp. (the "Company") on Form S-8, and in the Reoffer Prospectus referred to therein, of our report dated October 11, 1999, on our audit of the financial statements of GTC Telecom Corp. as of June 30, 1999, and 1998, which report is included in the Company's Annual Report on Form 10-KSB (File No. O-25703). We also consent to the use of our name as it appears under the caption "Experts."


                                                 /s/ Corbin & Wertz
Irvine,  California                              CORBIN  &  WERTZ
January  18,  2000